Exhibit 10.6

Amendment

to “Sales and Purchase Contract”

Party A: Shenyang Yunfeng Real Estate Development Co. Ltd. (hereinafter called Party A)

Address: No. 73, Nanba Zhong Road, Tiexi District, Shenyang

Legal Representative: JIANG Peng

Party B: Shenyang Maryland International Industry Co. Ltd. (hereinafter called Party B)

Address: No.69, Heping North Street, Heping District, Shenyang

Legal Representative: JIANG Fang

Based on mutual consultation, both parties agree to make the amendment to Article 4 “Terms of Payment “of the original Sales and Purchase Contract signed on Dec.8, 2005 as follows:

1.	Party A agrees to give up the amounts excess of RMB 70 million through issuance of common stock. That means Article 4 (a) of the original contract will be deleted.

2.	About terms of payment are as follows: Party B agrees to contribute RMB 70 million for the 70% share equity of Shenyang Xinchao Development Co., Ltd which held by Party A . Party A previously contributed RMB40 million of equity capital to the joint ventures, which Party B will repay to Party A at a closing to be held on or about February 28, 2006. In addition, Party B will assume the obligation of Party A to make additional contributions to the joint ventures in the amount of RMB30 million.

All other terms and conditions of original contract remain unchanged.

Signed by Party A, Shenyang Yunfeng Real Estate Development Co.Ltd.:

Representative: JIANG Peng (authorized signature)

Signed by Party B, Shenyang Maryland International Industry Co.Ltd.:

Representative: JIANG Fang (authorized signature)

Date: December 28, 2005